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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement of Resource Bancshares Mortgage Group, Inc. on Form S-3 of our report dated January 29, 1999, appearing in and incorporated by reference in the 1998 Annual Report on Form 10-K of Resource Bancshares Mortgage Group, Inc. for the year ended December 31, 1998, and to any reference to us in the Prospectus.




PricewaterhouseCoopers LLP

Columbia, South Carolina
July 1, 1999